Exhibit-99 (a)(1)(G)

SUMMARY DESCRIPTION AND PROSPECTUS

SPAR Group, Inc.

SPAR Group, Inc. 2008 Stock Compensation Plan, as amended

This document is part of a prospectus relating to the SPAR Group, Inc. 2008 Stock Compensation Plan, as amended, covering securities registered under the Securities Act of 1933, as amended. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of such plan, any awards issued under it or any securities purchasable under any such award or passed upon the fairness or merits of any of them or the accuracy or adequacy of the information contained in such prospectus.

The date of this prospectus is August 24, 2009

SPAR Group, Inc., a Delaware corporation (the "Corporation" or "SGRP"), and its subsidiaries (together with the Corporation, the "SPAR Group" or the "Company"), is a supplier of merchandising and other marketing services throughout the United States and internationally. The Common Stock issued by the Corporation, $.01 par value (the "Common Stock"), is currently listed and traded on the Nasdaq Stock Exchange ("Nasdaq") and currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Corporation is currently a "smaller reporting company" (as defined in Rule 12b-2 of the Exchange Act) for the purposes of the periodic reports required under the Exchange Act that it files with the Securities and Exchange Commission (the "SEC").

This Summary Description and Prospectus (including the provisions of the other documents expressly incorporated by reference into this document, this "Prospectus") covers the shares of the Common Stock that may be received (directly or beneficially) by an eligible person pursuant to incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and other stock-based awards (each an "Award") that from time to time may be granted by the Corporation in its discretion to such eligible person under the SPAR Group, Inc. 2008 Stock Compensation Plan, as amended (the "2008 Plan"), and may be evidenced by documents based on the applicable forms of Award Contracts then used by the Corporation (each a "Award Form").

Summary Only - Full Texts Controls. You should consult and review the full text of the 2008 Plan and each Stock Option or other Award Contract that may be issued to you (each a "Contract") respecting any matter you may deem important. The descriptions of the 2008 Plan and the Award Forms in this Prospectus are only summaries of select provisions, are not comprehensive or complete, and are qualified in their entirety by the text of the most recent version of the 2008 Plan and each Contract signed and returned by you, which are incorporated by reference into this Prospectus (see "INCORPORATION OF DOCUMENTS BY REFERENCE" below).

The Company's Financial Information, Risk Factors and other required material descriptions and disclosures are in its SEC Reports and are made part of this Prospectus through incorporation by reference. The Company's consolidated financial statements and descriptions of (among other things) its business, governance, management and affiliated transactions, as well as various risk factors pertaining to the Company, its business and investments in the Common Stock, are contained in the Corporation's filings with the SEC after January 1, 2009 (the "SEC Reports"), including (i) its Annual Reports on Form 10-K for the referenced years (each an "Annual Report"), beginning with the 2008 Annual Report, (ii) its annual Proxy Statements in accordance with Schedule 14A for the referenced years (each a "Proxy Statement"), beginning with the Proxy Statement for its 2009 Annual Meeting of Stockholders, including the portions incorporated by reference into the Annual Report filed immediately preceding such Proxy Statement, (iii) Quarterly Reports on Form 10-Q for the reference quarter and interim period following the year reported in the most recent Annual Report (each a "Quarterly Report"), and (iv) Current Reports on Form 8-K (other than those reporting its earnings press releases) containing various informational updates and supplements following the year reported in the most recent Annual Report (each a "Current Report"), and the SEC Reports become part of this Prospectus at the same time they are filed with the SEC, and may supplement, amend or supersede earlier SEC Reports, because the SEC Reports and other documents have been incorporated by reference into this Prospectus, to the extent and as more fully described below (see "INCORPORATION OF DOCUMENTS BY REFERENCE" below).

You should carefully review the risk factors described in "Risk Factors" (see Item 1A – Risk Factors) and each other cautionary statement in the most recent Annual Report and each subsequent Quarterly Report and other SEC Report.

Obtaining and Reviewing Applicable Documents and Information. At the Corporation's web site, www.sparinc.com, you can review and download the most current versions of the 2008 Plan and Award Forms and this Prospectus under the Investor Relations tab and the most recent Annual Report and Proxy Statement, as updated (and in some cases amended or superseded) by subsequent SEC Reports, under the Investor Relations tab. You also can obtain free copies of any document incorporated by reference into this Prospectus, as well as a current list of such incorporated documents and any additional information or help you may need respecting any Award or Contract (as defined below) you may receive, from the Corporation's Human Resources Department, which you may contact by mail at SPAR Group, Inc.,

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1910 Opdyke Court, Auburn Hills, MI 48326, by phone at 248-364-7727, by fax at 248-364-8600, or by email at hsavage@sparinc.com.

Reliance. You should rely only on the express contents of this Prospectus and any Contract you may receive (including the provisions of the 2008 Stock Plan, SEC Reports and other documents expressly incorporated in them by reference); no one is authorized or permitted to give you any other information or assurance of any kind or nature whatsoever; and you will not receive any right, remedy or interest from, and you cannot act or rely on, any such other information or assurance, regardless of source.

SUMMARY OF THE 2008 PLAN

Introduction, History and Purpose. The Corporation from time to time in its discretion may grant incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and other stock-based Awards under the 2008 Plan to one or more of those persons who are then directors, officers and employees of and consultants to the Company (each an "Eligible Participant"), although to date the Corporation has not issued any permissible form of Award other than stock options. Those consultants include the officers and employees of and consultants to SPAR Management Services, Inc. ("SMSI"), SPAR Infotech, Inc. ("SIT"), and other non-subsidiary affiliates of the Corporation (together with SMSI and SIT, the "SPAR Affiliates"). The Corporation, its subsidiaries and the SPAR Affiliates may be referred to individually as a "SPAR Company" and collectively as the "SPAR Companies".

The 2008 Plan was originally approved by the Corporation's Board of Directors (the "Board") and its Compensation Committee (the "Compensation Committee") on March 27, 2008, and by its stockholders on May 29, 2008, when the 2008 Plan became effective. The 2008 Plan was amended by the Board and the Compensation Committee on April 20, 2009, which amendments consisted of the addition of Section 12(a) (the "Repricing Amendment"), and certain clarifying amendments deemed immaterial in the aggregate by the Board (the "Other Amendments"), and those amendments all took effect on May 28, 2009, when the Corporation's stockholders approved the Repricing Amendment. The 2008 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not qualified under Section 401(a) of the Internal Revenue Code, as amended (the "Code"). The 2008 Plan replaced the Corporation's 2000 Stock Option Plan, as amended (the "2000 Plan"), which previously replaced the Corporation's Amended and Restated 1995 Stock Option Plan, as amended (the "1995 Plan").

The purpose of the 2008 Plan is to promote the interests of the Corporation and its stockholders by providing share-based incentives to those Eligible Participants selected under the 2008 Plan in order to strengthen the mutuality of interest between those Participants and the Corporation, which the Corporation believes fosters a proprietary interest in pursuing the Corporation's long-term growth and financial success. In addition, by allowing participation in its success, the Corporation believes it is better able to attract, retain and reward quality employees, directors, officers and consultants. In selecting the Eligible Participants to receive Awards and determining the Awards to be granted to them in its discretion, the Corporation gives consideration to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in the Corporation's business and affairs and recommendations of supervisors.

Plan does Not Give You Any Rights Except for Those Under a Signed Contract respecting your Award. The existence of the 2008 Plan does not give you or any other person any legal or equitable right against any Administrator or SPAR Company (as defined below), except as expressly provided in the 2008 Plan with respect to a particular Contract between you and the Corporation and the underlying Award. The 2008 Plan does not constitute a contract, inducement or consideration for the present or future employment of or provision of services, or the continuation or retention thereof, by any director, officer or employee of or consultant to the Corporation or any other SPAR Company.

Plan Administration. The 2008 Plan is administered under the authority of the Compensation Committee as provided in the Charter of the Compensation Committee and the 2008 Plan. The Compensation Committee consists solely of directors who are "independent directors" in accordance with Nasdaq rules and "non-employees" and "outside directors" in accordance with the Code. The Compensation Committee (acting through the proper officer(s) of the Corporation) has appointed the Corporation's Chief Executive Officer, Chief Financial Officer and Human Resources Director, and from time to time may appoint one or more other officers, employees and independent contractors (including, to the extent applicable, the Compensation Committee and the Corporation's Chief Executive Officer, Chief Financial Officer and Human Resources Director, each an "Administrator"), to assist in the administration of the 2008 Plan, and has delegated the day to day management of the 2009 Plan, and from time to time may delegate (in whole or in part) its other powers and authority under the 2008 Plan to the other Administrators, and thereafter modify or withdraw such delegations, to the maximum extent such delegation is permitted by the following (collectively, the "Applicable Constraints"): the 2008 Plan, its committee charter, the By-Laws of the Corporation (the "By-Laws"), the Code, ERISA, any applicable provision of any "Securities Law", "Exchange Rules" or "Accounting Standards" (as such terms are defined in the 2008 Plan), or any other applicable law, including any applicable regulation, ruling or interpretation of any governmental or regulatory body, and as each may have been amended.

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The 2008 Plan gives the power and authority to the Compensation Committee, subject to the Applicable Constraints, to (among other things) from time to time in its sole discretion determine, and to delegate to the other Administrators the power and authority to determine in their discretion: (i) the Eligible Participants who will be selected for and granted Awards under the 2008 Plan (as so selected, each a "Participant"); (ii) when they will receive Awards and the applicable grant dates; (iii) whether an Award granted will be an Incentive Stock Option ("ISO"), a Nonqualified Stock Option ("NQSO"), a Stock Appreciation Right ("SAR"), Restricted Stock and/or Restricted Stock Unit ("RSU"); (iv) the class, type (i.e., voting or non-voting) and number of shares of stock to be subject to specific Awards; (v) the scheduled expiration (i.e., term) of each Award, if earlier than the maximum permitted under the 2008 Plan, and any provisions for early termination or forfeiture in addition to those specified in the 2008 Plan; (vi) the method or formula for determining (A) the date each Stock Option or Stock Appreciation Right will become exercisable or restrictions on Restricted Stock or RSUs will lapse (i.e., when such an Award will vest), including any provisions for early vesting in addition to those specified in the 2008 Plan, (B) whether and when an Award will vest or be otherwise exercisable in whole or in installments, and (C) if in installments, (1) the number of SGRP Shares to be subject to each installment, (2) whether the installments shall be cumulative and (3) the date each installment will become exercisable or vest; (vii) whether to accelerate the date of exercise or vesting of any Award or installment; (viii) whether SGRP Shares may be issued upon the exercise of a Stock Option as partly paid, and, if so, the method or formula for determining the dates when future installments of the exercise price will become due and the amounts of such installments; (ix) the form of payment of the exercise price for any Stock Option; (x) the method or formula for determining (A) the exercise price of each Stock Option, (B) the base value (as defined below) of each SAR, and (C) the fair market value of a SGRP Share; (xi) whether and under what conditions to further restrict or permit the pledge, sale or other disposition of any Award or , the SGRP Shares acquired upon the exercise of a Stock Option or SAR or vesting and settlement of Restricted Stock or RSUs; (xii) the performance goals and other conditions and restrictions (if any) to establish respecting the exercise or vesting of all or any portion of an Award , including (without limitation) restrictions or conditions relating to (A) execution of a written covenant not to compete with the SPAR Companies, (B) financial objectives for the Corporation, any of its subsidiaries, a division, a product line or other category and/or (C) the period of continued employment or consulting of the Participant with the SPAR Companies, and in each case to determine whether such restrictions or contingencies have been met; (xiii) the method or formula for determining the amount, if any, necessary to satisfy the obligation of the Corporation, any of its subsidiaries or any parent of the Corporation to withhold taxes or other amounts; (xiv) whether a Participant retires or has a disability; (xv) whether to cancel or modify an Award, either with or without the consent of the Participant or as provided in the Contract, so long as the modified provision is permitted at the time under Applicable Constraints; (xvi) how to construe the respective Contracts and the 2008 Plan; and (xvii) the policies, rules and regulations relating to the 2008 Plan and how and when to prescribe, amend and rescind the same.

Maximum Award Shares Permitted Under the2008 Plan. The 2008 Plan limits the number of shares of Common Stock ("SGRP Shares") that may be covered by Awards ("Outstanding Covered Shares") to 5,600,000 SGRP Shares in the aggregate (the "Maximum Covered Shares"), which Outstanding Covered Shares for this purpose consist of the sum of (i) the SGRP Shares covered by all Awards issued under the 2008 Plan on or after May 29, 2008 ("New Awards"), plus (ii) and the SGRP Shares covered by all stock options issued at any time under the 2000 Plan or 1995 Plan to the extent they were still outstanding on May 29, 2008 ("Continuing Awards"). SGRP Shares covered by New Awards or Continuing Awards that expire, lapse, terminate, are forfeited, become void or otherwise cease to exist (other than as a result of exercise) are no longer Outstanding Covered Shares, are added back to remaining availability under the Maximum Covered Shares and thus become available for new Award grants, while those SGRP Shares covered by exercised New Awards or Continuing Awards continue to be Outstanding Covered Shares and are not added back and thus continue to reduce the remaining availability under the Maximum Covered Shares under the 2008 Plan. The Outstanding Covered Shares and Maximum Covered Shares (as well as the SGRP Shares covered by a particular Award) are subject to certain adjustments that may be made by the Compensation Committee upon the occurrence of certain changes in the Corporation's capitalization or structure (see "Capital Adjustments", below). Except for the adjustments described above, an increase in the Maximum Covered Shares requires the consent of the SGRP stockholders under the terms of the 2008 Plan and Exchange Rules.

Duration of the 2008 Plan. Unless terminated sooner by the Administrators, the 2008 Plan will terminate on May 28, 2018, which is ten years from the 2008 Plan Effective Date, and no further Awards may be made under it. However, any existing Awards made prior to such termination will continue in accordance with their respective terms and will continue to be governed by the 2008 Plan.

Amendment, Suspension and Early Termination of the 2008 Plan, Award Repricing. At any time and from time to time the Compensation Committee may suspend, terminate, supplement, modify, amend or restate the 2008 Plan (in whole or part), and pursuant to the Repricing Amendment may reduce the exercise price, base price or similar component of such outstanding Awards and underlying Contracts as it may select on such exchange and other terms and conditions as it may require, in each case as it may deem advisable in its discretion and without stockholder approval except to the extent that such stockholder approval is required by any Applicable Constraint (such as the stockholder vote required by the 2008 Plan and Exchange Rules to increase the Maximum Covered Shares as described above). Each Award and Contract is automatically modified by each change in the 2008 Plan. However, no termination,

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amendment or modification of the 2008 Plan and no repricing or similar amendment of any Award or Contract can in any way adversely affect any existing Award without the written consent of the Participant who received such Award.

AWARDS GENERALLY

Types of Awards. The 2008 Plan is flexible and gives the Corporation broad discretion to fashion the terms of Awards to provide Participants with such share-based and performance-related incentives as may be deemed appropriate by the Administrators (See "Plan Administration", above). The 2008 Plan permits the issuance of Awards in a variety of forms, including stock options to purchase Common Stock ("Stock Options"), stock appreciation rights ("SARs"), restricted Common Stock ("Restricted Stock"), and restricted Common Stock units ("RSUs"). However, to date the Corporation has only issued Stock Options under the 2008 Plan and its predecessors.

Grant of Awards. All Awards and Award decisions are purely discretionary, and the discretionary decisions include (among other things) the selection of each Eligible Participant to receive an Award (as so selected, each a "Participant") and the kind and terms of such Award. Any Eligible Participant could be considered for an Award, as eligibility is based on whether the definition of Eligible Participant applies at the time of grant and issuance, and no action is required by any Eligible Participant to be among those possibly considered for a discretionary Award. However, an Eligible Participant has no right and should have no expectation to be considered for or receive any Award.

All Awards are granted by the Compensation Committee. Award recommendations are generally made by the Corporation's management to the Compensation Committee for its consideration at a regular quarterly meeting, and if and to the extent approved by the Compensation Committee, the approved options are generally granted in the same meeting. The grant date for an Award is generally the date the Award is approved by the Compensation Committee. However, the Compensation Committee may in its discretion specify a later grant date in its approval, which it may do in order to (among other things) coordinate the grant date with a new employee's start date or permit public dissemination of a pending earnings press release. Multiple grants of Awards may be made in any calendar year to the same Participant, but no Participant can during any calendar year be granted Awards that cover more than 1,000,000 SGRP Shares in the aggregate or be granted certain ISOs that have aggregate grant date values of more than $100,000.

Consideration for Awards. Participants receive Awards in return for the past and future services and are not required to pay the Corporation for such Awards, in each case except for payment of any exercise or other purchase price established by the Administrators and provided in the applicable Contract, and for payment of applicable tax withholding as and when due.

Duration (Term) of Awards. Awards generally have a maximum term of ten years under the Applicable Constraints, except the maximum term is limited to five years in the case of incentive stock options granted to greater than 10% stockholders. The Corporation may in its discretion provide that a particular Award have (among other things) a shorter term and additional automatic or other termination events, as specified in the corresponding Contract. The 2008 Plan provides for the automatic expiration or termination of certain Awards and rights under specified circumstances, including the termination of unvested and certain other Awards and exercise periods following the Participant's departure from the SPAR Companies other than through Retirement, death or disability in certain cases. See Termination, Retirement, Etc., below.

Vesting. The Administrators may determine the vesting schedule (if any) for any Award (including those involving exercise or other rights), which may be contingent on continued employment over a period of time or on the satisfaction or achievement of performance or other goals. Stock Options issued to officers, employees and consultants typically vest annually and ratably over four years (assuming continued employment), while those issued to the outside directors typically vest immediately. See also Termination, Retirement, Etc., below.

Contracts, Notices, Signature Required, Etc. Each Award granted to you under the 2008 Plan will be evidenced by a corresponding contract in form and substance approved by the Administrators (each, a "Contract") and will become effective when you and the Corporation have each signed the applicable Contract and you have returned a signed copy to the Corporation. The Corporation may notify you that you have been granted an Award, which it may send before or with the corresponding Contract, but you will have no right or interest in any such Award unless and until you have received and signed the corresponding Contract and returned a signed copy to the Corporation.

If you do not sign the corresponding Contract and return it to the Corporation within the specified time period, or cease being an Eligible Participant before you sign and return the Contract, the Award will automatically expire (unless the Administrators consent to an extension in their discretion) and the underlying SGRP Shares will no longer be considered Outstanding Covered Shares, will be added back to remaining availability under the Maximum Covered Shares and thus become available for new Award grants.

Each Contract is subject to the 2008 Plan and will contain the additional terms, provisions and conditions pertaining to the applicable Award, including (as applicable) exercise price or base price (as defined below), vesting provisions, duration, number of SGRP Shares, and other applicable conditions. The Administrators may, at any time and from time to time, vary any of the terms, provisions and conditions pertaining to the Awards, including the same category of Award or Participant, but in each case subject to the Applicable Constraints. Each Contract will contain a termination date, which will not be later

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than the maximum term then permitted from the date such Award is granted, and will be subject to earlier termination or forfeiture as provided in the 2008 Plan or as otherwise set forth in a particular Contract.

Share and other Capital Adjustments. The Outstanding Covered Shares, Maximum Covered Shares and related components, the number and class of SGRP Shares subject to each outstanding Award, the exercise price (if applicable), and the annual limits on and the aggregate number and class of SGRP Shares for which Awards thereafter may be made shall be proportionately, equitably and appropriately adjusted in such manner as the Administrators shall determine in order to retain the economic value or opportunity to reflect any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of SGRP Shares or similar event in which the number or class of SGRP Shares is changed without the receipt or payment of consideration by the Company. No adjustment shall be made, however, if such adjustment (i) would cause the 2008 Plan to fail to comply with Section 409A or 422 of the Code or with Rule 16b-3 of the Exchange Act (if applicable to such award), or (ii) would be considered as the adoption of a new plan requiring stockholder approval.

Awards Generally Not Transferable. Except for authorized family transfers or as otherwise permitted by the Administrators in their discretion, no Award or interest therein can be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution. However, SGRP Shares received on the exercise of Stock Options or under other Awards (other than shares that continued to be Restricted Stock) are no longer "Awards or interests therein" subject to such restrictions.

As a condition to the effectiveness of any permitted transfer, the transferee must agree in writing to be bound by all of the terms, provisions and conditions of the 2008 Plan and the Contract for such Award, including (without limitation) those pertaining to or triggered by the death, disability, termination or retirement of the original transferor.

If permitted by the Administrators in their discretion, all or part of an Award (other than an Incentive Stock Option) may be transferred without consideration by gift or capital contribution to immediate family members, family trusts or family partnerships as contemplated in the 2008 Plan. However, no transfer of a Nonqualified Stock Option or any part thereof by gift to a family member or trust will be effective until the Corporation receives written notice of such transfer in a form acceptable to it.

If and to the extent the Board in its discretion has given its express written consent, and subject to such conditions as the Board may require, Awards (other than Incentive Stock Options) may be pledged to (and sold in the exercise of its security interests by) a financial institution, which Awards shall continue to be subject to the 2008 Plan and applicable Contract and such additional terms, provisions and conditions as the Board may specify in its consent.

Termination, Retirement, Etc. Unless otherwise provided in the Contract pertaining to an Award or a Participant's written employment, consulting or termination contract with the applicable SPAR Company, in the event that the original recipient of an Award is no longer an eligible Participant for any reason, other than Retirement, death or disability in the case of a Stock Option or Stock Appreciation Right, then the unvested portion of such Award (if any) will automatically expire and revert (at no cost) to the Corporation, the vested portion of such Award will three months after such change in status automatically expire and revert (at no cost) to the Corporation, and the holder will have such three month period to exercise any such vested portion. On Retirement, death or disability of the original recipient of a Stock Option or Stock Appreciation Right, the unvested portion of such Award (if any) will automatically become fully vested, and the entire such Award will continue in full force and effect for its full stated term without regard to such Retirement, death or disability. The Administrators may include provisions in a Contract dealing with the termination of a Participant's employment or consulting services on such basis more favorable to the Participant (than the default provisions under the 2008 Plan) as the Administrators deem appropriate, including (without limitation) provisions for dealing with leaves of absence and for vesting, exercise and other matters upon a change in control, death, disability, or retirement.

Monitoring Your Own Awards and their Status; Annual Statements. You are responsible for monitoring the status of your Awards, including (without limitation) your prompt execution and return of each Award contract you receive (which will require that you sign and return a copy to the Corporation within the specified period for your Award to be effective), your prompt review of your Awards, contracts and statements as you receive them, and your prompt confirmation of the amounts, exercise prices, vesting, scheduled expirations and other terms of those Awards, contracts and statements. For your convenience, the Corporation currently prepares and sends to you an annual statement listing (to its knowledge) each of your outstanding Awards and its status. The Corporation may in its discretion at any time, and from time to time, change those statements in any way, including (without limitation) changes in availability, form, substance or timing, or discontinue such statements entirely.

STOCK OPTIONS

Stock Options are Awards and generally are subject to the matters described in "AWARDS GENERALLY", above.

Incentive and Nonqualified Stock Options. The 2008 Plan permits the granting of both Stock Options that qualify under Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"), for treatment as

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incentive stock options ("Incentive Stock Options"), which are sometimes called "ISOs"), and Stock Options that do not qualify under the Code as Incentive Stock Options ("Nonqualified Stock Options"), which are sometimes called "NQSOs". Incentive Stock Options may be granted only to employees of the Corporation or its subsidiaries. The Corporation has typically issued Nonqualified Stock Options.

Stock Option Contracts. Each Stock Option will be evidenced by a Contract that specifies the exercise price per share, the vesting schedule, the duration (term) of the Stock Option, the number of SGRP Shares to which the Stock Option pertains, any conditions imposed upon the exercisability of the Stock Option in the event of retirement, death, disability or other termination of employment or service, and such other provisions as the Administrators may determine.

Exercise Price Determination. The exercise price for SGRP Shares under a Nonqualified Stock Option is determined by the Administrators, but under the 2008 Plan and applicable law the exercise price generally cannot be less than 100% of the fair market value of the SGRP Shares on the date such option is granted. Pursuant to the 2008 Plan and applicable law, the exercise price for SGRP Shares under an Incentive Stock Option must equal 100% of the fair market value of such SGRP Shares (110% in the case of a Participant that owns more than 10% of the outstanding SGRP Shares) on the date such option is granted. The fair market value of such SGRP Shares on the date such option is granted is (i) the closing sale price per share of the SGRP Shares on such grant date as reported by the Nasdaq Stock Exchange or other applicable national securities exchange, or (ii) the average of the closing bid and asked prices per share for the SGRP Shares on such grant date as reported by the OTC Bulletin Board Service, National Quotation Bureau, Incorporated, or comparable service if the principal market for the SGRP Shares on such date is not a national securities exchange. As noted above, the grant date for a Stock Option or other Award is generally the date the Award is approved by the Administrators.

Exercise and Payment. You may exercise a Stock Option granted to you, to the extent vested, by payment to the Corporation of the specified exercise price for the applicable SGRP Shares in full in cash, by cashier's or certified check, by surrender of outstanding SGRP Shares previously acquired by the Participant, or with the approval of the Administrators in their discretion, by the sale of part of the SGRP Shares covered by the Stock Option through a "cashless" exercise (i.e., an approved concurrent brokerage transaction). Stock Options granted to a Participant are not transferable during the individual's lifetime, and may be transferred in the event of death only by will or the laws of descent and distribution, except for Nonqualified Stock Options, which, with the consent of the Administrators in their discretion, may be transferred to the employee's immediate family members, a trust for their exclusive benefit of such family members, or a partnership in which such family members are the only partners.

OTHER AWARDS

Stock Appreciation Rights, Restricted Stock and Restricted Stock Units are Awards and generally are subject to the matters described in "AWARDS GENERALLY", above.

Stock Appreciation Rights (SARs). Each SAR Award will be evidenced by a Contract that specifies the base value, the duration of the SAR, the number of SGRP Shares to which the SAR pertains, any conditions imposed upon the exercisability of the SAR in the event of retirement, death, disability or other termination of employment or service, and such other provisions as the Administrators may determine. SARs granted under the 2008 Plan will be exercisable at such times and be subject to such restrictions and conditions as the Administrators may determine, which need not be the same for all Participants consistent with the 2008 Plan. If a SAR grant is intended to vest based on performance, the performance goal and performance period will be set forth in a Contract or in a subplan of the 2008 Plan that is incorporated by reference into such Contract and the requirements to satisfy or achieve the performance goal as so provided therein will be considered to be restrictions under the 2008 Plan.

In no event may the term of any SAR granted under the 2008 Plan exceed ten years from the grant date. A SAR may be exercised only when the fair market value of a share of Common Stock exceeds the base value.

Upon exercise, the holder of a SAR is entitled to receive, without any payment to the Corporation (other than applicable taxes), cash or SGRP Shares (which may be restricted stock or unrestricted stock) or a combination thereof (as determined by the Administrators) equivalent in value to (i) an amount equal to the excess of the fair market value on the exercise date of the SGRP Shares represented by the SAR over (ii) the fair market value per share of Common Stock on the grant date or any amount greater than the fair market value stated as the "base value" in the Contract. Payment may be made upon exercise or, if provided for in the Contract, on a delayed basis either on an elective or non-elective basis. If paid on a delayed basis, the amount the Participant receives may be adjusted for deemed interest or earnings on such basis, if any, as the Administrators may provide.

Restricted Stock. Each Restricted Stock Award will be evidenced by a Contract that specifies the period of restriction, the number of shares of Restricted Stock granted, and the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Administrators may determine. If an Award of Restricted Stock is intended to be a performance-based compensation Award, the terms and conditions of such Award, including the performance goal and performance period, will be set

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forth in the Contract or in a subplan of the 2008 Plan that is incorporated by reference into such Contract and the requirements to satisfy or achieve the performance goal as so provided therein will be considered to be restrictions under the 2008 Plan.

Unless otherwise determined by the Administrators, custody of shares of Restricted Stock maintained in certificated form will be retained by the Corporation until the termination of the restrictions pertaining thereto.

Unless otherwise provided by the Administrators, Participants holding Restricted Stock have voting and dividend rights with respect to the restricted shares with dividends paid in cash or property other than SGRP Shares paid currently to the Participant and with dividends paid in SGRP Shares accumulated and subject to the Restricted Stock's vesting rules.

Restricted Stock Units (RSUs) Each RSU Award will be evidenced by a Contract that specifies the period of restriction, the number of RSUs granted, and the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Administrators may determine. If an Award of RSUs is intended to be a performance-based compensation Award, the terms and conditions of such Award, including the performance goal and performance period, will be set forth in a Contract or in a subplan of the 2008 Plan that is incorporated by reference into such Contract, and the requirements to satisfy or achieve the performance goal as so provided therein will be considered to be restrictions under the 2008 Plan.

Unless otherwise provided by the Administrators, holders of RSUs have no dividend rights with respect to SGRP Shares represented by the units except that dividends payable in SGRP Shares will be deemed converted to additional RSUs and will be subject to the underlying RSUs' vesting rules. Holders of RSUs have no voting rights.

Payment for vested RSUs may be made when the restrictions lapse or, if provided for in the Contract, on a delayed basis either on an elective or non-elective basis. If paid on a delayed basis, the amount the Participant receives may be adjusted for deemed interest or earnings on such basis, if any, as the Administrators may provide.

FEDERAL SECURITIES LAW CONSIDERATIONS AND AVAILABLE INFORMATION

Resale Restrictions. The SGRP Shares issuable under the 2008 Plan are registered under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8 for their sale to the Participants. A Participant may resell SGRP Shares acquired under the 2008 Plan without restriction at any time unless he or she is an "affiliate" of the Corporation. An "affiliate" is a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation. "Affiliates" include SGRP's directors and executive officers, other persons who can direct the Corporation's policies, and certain relatives of those directors, officers and other persons. Affiliates may resell SGRP Shares pursuant to Rule 144 of the Securities Act, subject to (among other things) quarterly volume limits, the public availability of current Company information and the filing of sales notices with the SEC, or pursuant to a separate registration statement or exemption from registration. No re-offer prospectus has been or will be filed by the Corporation as a part of the registration statement covering the 2008 Plan.

Short Swing Profits from Certain Purchases and Sales, or Sales and Purchases, within 6 month periods. Under Section 16(b) of the Exchange Act, any profits (called "short swing profits") from purchases and sales, or sales and purchases, of SGRP Shares within any period of less than 6 months by the Corporation's directors, executive officers and 10%+ shareholders ("insiders") may be recovered by the Corporation. Under current Securities Law, the acquisition of SGRP Shares through the exercise of a Stock Option or certain other derivatives, or through certain benefit plans, by those insiders would not be considered a "purchase" within the meaning of Section 16(b). Therefore, such an insider may acquire SGRP Shares through a Stock Option exercise or eligible benefit plan Award and sell such SGRP Shares within 6 months of the exercise so long as such insider had no other "purchases" of SGRP Shares within 6 months of such sale (as such sale could be "matched" against any other purchase).

CERTAIN FEDERAL TAX CONSIDERATIONS RESPECTING AWARDS UNDER THE 2008 PLAN

Summary Only – Not Legal Advice. The following is a brief summary of certain general federal income, employment, gift and estate tax considerations respecting Awards under the 2008 Plan. This summary does not purport to be complete or authoritative, and you are directed, and reference is hereby made, to all applicable federal statutes and regulations (which to the extent existing at the date of this document served as the basis for this summary), which are all subject to modification and reinterpretation at any time by the federal government or applicable courts. This summary for informational purposes only and is not intended (and shall not be deemed or construed) to be tax or legal advice.

Consult with Your Tax Advisor. You are urged to consult with your own tax advisor respecting the applicable federal, state, local and other tax laws, regulations and rules, whether income, gift, estate or other taxes (collectively, "Tax Laws"), applicable to your Awards and the timing, extent and consequences of their taxability, as Tax Laws are very complex and the tax consequences could be severe and will likely depend upon your particular circumstances. For example, taxable events under could occur on your receipt, vesting or exercise particular Awards, on your receipt of distributions and SGRP Shares and on their disposition, or on your contribution, gift or bequest of any Award to any family trust, family partnership or family member, and you could suffer severe consequences if you do not comply with

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and otherwise take into account the applicable Tax Laws. In addition, your tax advisor may be able to advise you respecting the likely risks and consequences of particular transactions, tax strategies and positions. Finally, your tax consequences under applicable state, local or other law may not be the same as under federal income tax laws, so it is important to consultant with a tax advisor who is also knowledgeable with the non-federal tax law applicable to you.

Incentive Stock Options. No taxable income will be recognized by a Participant upon the grant or, if the Participant meets certain employment requirements, at the exercise of an Incentive Stock Option under the 2008 Plan (even though there will be a charge to earnings at the time of grant – see "Accounting Treatment of Awards Under the 2008 Plan", below). However, the excess (if any) of the fair market value on the date of exercise of SGRP Shares acquired on exercise over the exercise price is a tax preference item for purposes of determining such a Participant's alternative minimum tax. The Corporation will not be entitled to any income tax deduction as the result of the grant or exercise of an Incentive Stock Option. Any gain or loss resulting from the subsequent sale of stock acquired upon exercise of an Incentive Stock Option will be long-term capital gain or loss if such sale is made after the later of (a) two years from the date of the grant of the Stock Option or (b) one year from the transfer of such stock to the Participant upon exercise. If the subsequent sale of stock is made prior to the expiration of such two-year or one-year periods, the Participant will recognize ordinary income in the year of sale in an amount equal to the excess (if any) of the fair market value of the stock on the date of exercise over the exercise price. Furthermore, if such sale is a transaction in which a loss (if sustained) would have been recognized by the Participant, the amount of ordinary income recognized by the Participant will not exceed the excess (if any) of the amount realized on the sale over the exercise price. The Corporation (or the Participant's actual employer) will then be entitled to an income tax deduction in the amount of the amount of ordinary income that the Participant recognizes. Any excess gain recognized by the Participant upon such sale would then be taxable as capital gain, either long-term or short-term, depending upon whether the stock had been held for more than one year prior to sale. If the sale of SGRP Shares received upon exercise of an Incentive Stock Option qualifies for long-term capital gain treatment, the capital gain from such sale would be taxed at the then current maximum federal tax rate on capital gains. Ordinary income is currently taxed at the Participant's maximum federal income tax marginal rate. If an Incentive Stock Option is not or ceases to be treated as an Incentive Stock Option under the Code for any reason, its taxation will thereupon be determined based on the rules described for Nonqualified Stock Options below.

Nonqualified Stock Options. Generally, at the time of the grant of any Nonqualified Stock Option under the 2008 Plan, no taxable income will be recognized by the Participant and the Corporation will not be entitled to a deduction for federal income tax purposes (even though there will be a charge to earnings at the time of grant – see "Accounting Treatment Of Awards Under The 2008 Plan", below). Upon the exercise of such Stock Option, the Participant generally will recognize ordinary income, and the Corporation (or the Participant's actual employer) will then be entitled to a deduction, in the amount by which the then fair market value of the shares of the Corporation's Common Stock issued to such Participant exceeds the exercise price. Income recognized by the Participant upon exercise of a Nonqualified Stock Option will be taxed as ordinary income up to the Participant. Upon the subsequent disposition of SGRP Shares acquired upon the exercise of the Stock Option, the Participant will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the fair market value of such SGRP Shares at the time of exercise. If such SGRP Shares have been held for more than one year at the time of such disposition, the capital gain or loss will be long-term.

Exercising Stock Options With Shares Of The Corporation's Common Stock. To the extent a Participant pays all or part of the exercise price by tendering SGRP Shares owned by the Participant, the tax consequences described above generally would apply. However, the number of SGRP Shares received (upon exercise) equal to the number of SGRP Shares surrendered in payment of the aggregate exercise price will have the same basis and tax holding period as the SGRP Shares surrendered. The additional Shares received upon such exercise will have a tax basis equal to the amount of ordinary income recognized and any cash paid on such exercise and a holding period, which commences on the date of exercise. If a Participant exercises a Stock Option by tendering SGRP Shares previously acquired on the exercise of an Incentive Stock Option, a disqualifying disposition will occur if the applicable holding period requirements have not been satisfied with respect to the surrendered stock. The consequences of such a disqualifying disposition are that the Participant may recognize ordinary income at the time.

SARs. A SAR Award results in no federal taxable income to the Participant receiving the Award or deduction to the Corporation at the time of grant (even though there will be a charge to earnings at the time of grant – see "Accounting Treatment of Awards Under the 2008 Plan", below). A Participant who exercises a SAR will realize ordinary compensation income in an amount equal to the amount of cash and the fair market value of any SGRP Shares received. The Corporation (or the Participant's actual employer) will be entitled to a corresponding deduction for federal income tax purposes at that time. If the Participant receives SGRP Shares upon exercise of a SAR, the taxation of the post-exercise appreciation or depreciation is treated as either a short or long-term capital gain or loss, depending upon the length of time the Participant held the Shares.

Restricted Stock. A Restricted Stock Award generally results in no taxable income to the Participant receiving the Award or deduction to the Corporation at the time of grant (even though there will be a charge to earnings at the time of grant – see "Accounting Treatment of Awards Under the 2008 Plan", below). A Participant receiving Restricted Stock

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generally will recognize ordinary compensation income in the amount of the fair market value of the Restricted Stock at the time the stock is no longer subject to forfeiture, less the consideration (if any) paid for the stock. However, a Participant may elect, under Section 83(b) of the Code within 30 days of the grant of the Restricted Stock, to recognize ordinary compensation income on the date of grant equal to the excess of the fair market value of the shares of Restricted Stock (determined without regard to the restrictions) over the purchase price (if any) of the Restricted Stock. Thereafter, if the SGRP Shares are forfeited, the Participant will be entitled to a deduction, refund, or loss, for tax purposes only, in an amount equal to any purchase price of the forfeited SGRP Shares regardless of whether the Participant made a Section 83(b) election. With respect to the sale of SGRP Shares after the forfeiture period has expired, the holding period to determine whether any gain or loss is short or long-term begins when the restriction period expires, and the tax basis for such SGRP Shares will generally be based on the fair market value of such SGRP Shares on such date. However, if the Participant makes an election under Section 83(b), the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of SGRP Shares on such date (determined without regard to restrictions), and the Corporation (or the Participant's actual employer) will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the Participant in the year that such income is taxable. Dividends paid on Restricted Stock generally will be treated as compensation that is taxable as ordinary income to the Participant, and will be deductible by the Corporation (or the Participant's actual employer), when paid. If, however, the Participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the Participant and will not be deductible by the Corporation (or the Participant's actual employer).

RSUs. A Participant will not realize income in connection with the grant of a RSU or the credit of any dividend equivalents to his or her account (even though there will be a charge to earnings at the time of grant – see "Accounting Treatment of Awards Under the 2008 Plan", below). When SGRP Shares and/or cash is delivered to the Participant, the Participant will generally be required to include as ordinary compensation income in the year of receipt, an amount equal to the amount of cash and the fair market value of any SGRP Shares received. The Corporation (or the Participant's actual employer) will be entitled to a deduction at that time and in the amount included in the Participant's income by reason of the receipt. For each share of Common Stock received in respect of a RSU, the taxation of the post exercise appreciation or depreciation is treated as either a short or long term capital gain or loss, depending upon the length of time the Participant held the SGRP Shares.

Tax Withholding. As discussed above, you may recognize taxable ordinary income or capital gains (or losses) from your receipt, vesting or exercise of certain kinds of Awards. Ordinary compensation income recognized by employees on the taxation of an Award (other than an Incentive Stock Option) constitutes "wages" with respect to which your SPAR Company employer is required to deduct and withhold federal, state, and local income taxes. Such deductions will be made from the wages, salary, bonus or other income to which the Participant would otherwise be entitled and, at the your SPAR Company employer's election, the Participant may be required to pay to your SPAR Company employer any amount not so deducted but required to be so withheld. The Corporation may permit the Participant to elect to surrender, or authorize the Corporation to withhold, shares of the Corporation's Common Stock (valued at their fair market value on the date of surrender or withholding of such shares) in satisfaction of the Corporation's withholding obligation.

Nonqualified Deferred Compensation and Code Section 409A: Under Section 409A of the Code (first enacted in 2004), any "nonqualified deferred compensation" must, among other things, meet specific election timing and payment timing requirements. Failure to meet these requirements causes the nonqualified deferred compensation to be taxed when vested, to be subject to an additional 20% federal income tax at that time and to be subject to interest on federal underpayments from the year the compensation vests. Under current IRS guidance, certain Awards to certain Participants under the 2008 Plan are excluded from the nonqualified deferred compensation to which Section 409A applies. The Participants that qualify for such exclusions generally consist of the employees of and those persons providing consulting services to the Corporation and its subsidiaries ("Qualified Participants"), who include those receiving W-2s as employees and 1099s as consultants from the Corporation and its subsidiaries. The excluded Awards to the Qualified Participants include Stock Options under which SGRP Shares are issued (or cash in lieu thereof) with an exercise price which is at least equal to fair market value on the date of grant, SARs under which SGRP Shares are issued with a base value which is at least equal to fair market value on the date of grant, Restricted Stock, and RSUs that are paid at or shortly after vesting. Awards under the 2008 Plan received by Participants who are not Qualified Participants ("Nonqualified Participants") could be treated as nonqualified deferred compensation to which Section 409A applies. However, it is generally the Corporation's intent (and the 2008 Plan provides) that such Awards comply with the election timing, payment timing and other requirements of Section 409A, and accordingly Nonqualified Participants may receive, or be deemed to have received, Awards that comply with such requirements, and those Awards would not have certain of the election, payment and other features of the Awards granted to Qualified Participants.

Performance Awards And Code Section 162(m). The Administrators is authorized to condition any type of Award on one or more performance measures or goals set by the Administrators in its discretion for each performance Award. For purposes of the 2008 Plan, performance measures may be particular to a Participant; may relate to the performance of a

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subsidiary, operating segment, division, branch, strategic business unit, or line of business, which employs the Participant; or may be based on the performance of the Corporation generally. Performance measures may be based on Common Stock value or increases therein; earnings per share or earnings per share growth; net earnings, earnings, or earnings growth (before or after one or more of taxes, interest, depreciation, and/or amortization); operating profit; operating cash flow; operating or other expenses; operating efficiency; return on equity, assets, capital, or investment; sales or revenues or growth thereof; working capital targets or cost control measures; regulatory compliance; gross, operating, or other margins; credit ratings; productivity; customer satisfaction; satisfactory internal or external audits; improvement of financial ratings; achievement of balance sheet or income statement objectives; quality measures; and any component or components of the foregoing (including, without limitation, determination thereof with or without the effect of discontinued operations and dispositions of business segments, non recurring items, material extraordinary items that are both unusual and infrequent, special charges, and/or accounting changes), or implementation, management, or completion of critical projects or processes or other measurement determined by the Administrators. Performance measures may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur. Performance measures may be absolute in their terms or measured against or in relationship to a market index; a group of other companies comparably, similarly, or otherwise situated; or a combination thereof. Each of the performance measures shall be determined, where applicable and except as provided herein or in the applicable Contract, in accordance with generally accepted accounting principles applied in the United States of America.

The Administrators, in its sole and absolute discretion and at any time but subject to any limitations under Section 162(m) of the Code in the case of an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, may adjust any performance measure and any evaluation of performance under a performance measures to take into account any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 (or in any amendment or replacement thereof) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Corporation's annual report to stockholders for the applicable year. In addition, in the case of an Award not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Administrators, in its sole and absolute discretion and at any time, may adjust any performance measure and any evaluation of performance under a performance measure on such basis and for such reason as it may determine. Prior to the payment of any compensation under an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Administrators shall determine and certify the extent to which any performance measure and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of Common Stock). Under Section 162(m) of the Code, compensation paid to the Chief Executive Officer and any other executive officer reported in the summary compensation table in a tax year is not deductible if it exceeds $1,000,000 unless it is "performance based" compensation. Stock Options and SARs are deemed to be performance based compensation if the exercise price or base value of the SGRP Shares to which the Award relates is at least equal to fair market value of those SGRP Shares on the date of the Award and if the maximum number of SGRP Shares available for Awards is disclosed to and approved by shareholders. Other Awards may be performance-based compensation if based on achievement of objective performance goals set by the Administrators and the material terms of the compensation or benefit to be paid, including the performance goals which may be used and the maximum which may be paid to any employee, must be disclosed to and approved by shareholders before payment. The Administrators must certify that the applicable performance goals and any other material terms are in fact satisfied.

Federal Employment Tax Consequences. Ordinary compensation income recognized by an employee in connection with Awards under the 2008 Plan is normally considered wages for federal employment tax (FICA and Medicare). However, the ordinary compensation income recognized on a disqualifying disposition of Shares acquired on exercise of an Incentive Stock Option is not considered wages for employment tax purposes.

Ordinary compensation income recognized by a non-employee service provider and non-employee director in connection with Awards under the 2008 Plan is considered income subject to self-employment income taxation.

Federal Income Tax Consequences for Gifted Stock Options. The gift by a Participant of a Nonqualified Stock Option to a family member, family trust or family partnership should not result in recognition of income to the Participant for federal income tax purposes at the time of the gift. However, the exercise by a family member, family trust or family partnership of a Nonqualified Stock Option received as a gift will result in recognition of ordinary compensation income by the Participant (and not by the family member, family trust or family partnership) in the same amount as if the Participant had not transferred the option but had exercised it when the family member, family trust or family partnership exercised it. If the Participant dies before the exercise by the family member, family trust or family partnership, the Participant's estate will be considered to recognize the ordinary compensation income attributable to the option exercise and will be liable for the income tax attributable to any exercise of the option.

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Following exercise, the family member, family trust or family partnership will have a tax basis in the acquired Shares equal to the sum of the exercise price and the amount of ordinary compensation income recognized on the option exercise (i.e., the same basis as the basis the Participant would have if he or she had not transferred the option but had exercised it when the family member, family trust or family partnership exercised it).

Federal Gift Tax Consequences for Gifted Stock Options. The gift by a Participant of a Nonqualified Stock Option to a family member, family trust or family partnership will be considered a gift for federal gift tax purposes in an amount equal to the value of the option the date the gift is considered made for federal gift tax purposes. A gift is considered made for federal gift tax purposes when the donor has completely parted with all "dominion and control" over the option (or the portion transferred). According to the Internal Revenue Service, in the case of the gift of an option, the gift is complete at the later of (i) the date the transfer is made or (ii) the date the option is no longer conditioned on the performance of services by the Participant.

A gift of a Nonqualified Stock Option, when complete, may qualify as a gift of a present interest for purposes of entitling the donor to come within the annual gift tax exclusion. Qualification for the annual gift tax exclusion may require that the option be exercisable and contain no restrictions on the transferee's right to current enjoyment of the option.

Federal Estate Tax Consequences for Gifted Stock Options. If the transfer of a Nonqualified Stock Option by a Participant to a family member, family trust or family partnership is complete for federal gift tax purposes and there is no retention by the Participant of any interest in, or right to a reversion of, the option or the Shares acquired on exercise, of any right to alter, amend or revoke the transfer and of a general power of appointment over the option or Shares acquired on exercise, neither the transferred option nor the Shares acquired by the family member, family trust or family partnership on exercise of the option should be includable in the Participant's estate for federal estate tax purposes. Otherwise, the option should be included in the Participant's estate for federal estate tax purposes.

Circular 230 Disclaimer. The following disclaimer is provided in accordance with Treasury Department Circular 230: You are hereby notified that (a) the summary above is not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under the Internal Revenue Code, (b) the summary above was written to support the promotion or marketing (within the meaning of Circular 230) of the transaction(s) or matter(s) addressed by this communication, and (c) each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

WE URGE YOU CONSULT WITH YOUR OWN TAX, LEGAL AND FINANCIAL ADVISORS RESPECTING ALL POTENTIAL TAX CONSIDERATIONS AND CONSEQUESNCES THAT RELATING TO YOUR RECEIPT, VESTING OR EXERCISE OF CERTAIN KINDS OF AWARDS, WHETHER UNDER ANY APPLICABLE FEDERAL, STATE, LOCAL OR OTHER LAW, AND WHETHER INVOLVING ANY APPLICABLE INCOME, GIFT, ESTATE OR OTHER TAX.

ACCOUNTING TREATMENT OF AWARDS UNDER THE 2008 PLAN

Under FASB Statement No. 123 (revised 2004), Share-Based Payment ("SFAS 123R''), the Corporation is required to measure and record the cost of employee services received in exchange for share-based payments, including stock options, stock appreciation rights, restricted share Awards and restricted share units, in its financial statements based on the grant date fair value of the equity incentive Award. For purposes of determining the amount of compensation cost to be recognized, the fair value of an equity incentive Award at its grant date is estimated using the Black-Scholes pricing model utilizing various factors and assumptions that include the exercise price of the equity incentive Award, the market price of the underlying ordinary shares, the expected term of the equity incentive Award, the expected volatility of the Corporation's ordinary shares and other factors. The compensation cost will be recognized in the financial statements over the period during which an employee is required to provide service in exchange for the equity incentive Award. These costs are likely to be expensed before they become deductible for federal income tax purposes as described above.

INCORPORATION OF DOCUMENTS BY REFERENCE

Securities Law permits the Corporation to "incorporate by reference" certain information from other specified documents into this Prospectus and its filings with the SEC, which means the Corporation can disclose important information in this Prospectus or such filings by referring to those documents and the important information they may contain. The "information incorporated" by reference is considered to be part of this Prospectus and the 2008 Plan Registration, and later information filed with the SEC will update and supersede this information, as more fully described below. This means you must review the documents incorporated by reference for you to understand the 2008 Plan and the Company and its business and financial condition to the same degree as if all of the important information contained in those incorporated documents had been repeated in this Prospectus.

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The 2008 Plan, the SEC Reports and the other documents specified above have all been incorporated by reference into this Prospectus, each document incorporated by reference into the SGRP's Registration Statements on Form S-8 respecting the 2008 Plan (as amended, the "2008 Plan Registration") pursuant to Item 3 or any other provision of the 2008 Plan Registration are hereby incorporated by reference into this Prospectus (to the extent not already so incorporated), and each document so "incorporated by reference" into this Prospectus may be referred to as an "Incorporated Document". The SEC Reports and the documents listed in such Item 3 include all documents filed by SGRP with the SEC after January 1, 2009, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than those "furnished", rather than "filed", with SEC pursuant to certain items of Form 8-K, and shall be deemed to be incorporated by reference into and to become part of this Prospectus and the 2008 Plan Registration upon such filing.

Any information contained or deemed contained at any time in this Prospectus or the 2008 Plan Registration, including any information incorporated by reference, repeated or summarized from any Incorporated Document, will from time to time be automatically and simultaneously updated and modified, restated, replaced or superseded by the corresponding or other applicable information contained (i) in this Prospectus or the 2008 Plan Registration, as most recently amended, or (ii) in any later filed Incorporated Document ("Modified Information"). This Prospectus and the 2008 Plan Registration shall be deemed to include such Modified Information, as and when filed and to the extent applicable, and thereafter shall not include or be deemed to include the older information to the extent so modified, restated, replaced or superseded by such updated information.

At the Corporation's web site, www.sparinc.com, you can review and download the most current 2008 Plan and Award Forms, as well as the most current version of this Prospectus, under the Investor Relations tab, and you can review and download the most recent Annual Report and Proxy Statement, as updated (and in some cases amended or superseded) by subsequent SEC Reports, under the Investor Relations tab. You also can obtain free copies of any document incorporated by reference into this Prospectus or the 2008 Plan Registration, as well as a current list of the Incorporated Documents and any additional information or help you may need respecting any Award or Contract (as defined below) you may receive, from the Corporation's Human Resources Department, which you may contact by mail at SPAR Group, Inc., 1910 Opdyke Court, Auburn Hills, MI 48326, by telephone at 248-364-7727, by telecopy at 248-364-8600, or by email at hsavage@sparinc.com.

In making your investment decisions respecting your Awards, you should rely only on the express contents of this Prospectus and any Contract you may receive, including the provisions of the 2008 Stock Plan, SEC Reports and other Incorporated Documents, in each case as and to the extent most recently updated.

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